UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2017
Date of Report (Date of Earliest Event Reported)

TALON REAL ESTATE HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-53917	26-1771717
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Boulevard Suite 1070 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 604-4600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On January 27, 2017, Talon First Trust, LLC, (the “Company”), a Delaware limited liability company that is wholly owned by Talon OP, L.P., (the “Parent”), a Minnesota limited partnership and the entity through which Talon Real Estate Holding Corp. conducts substantially all of its business, entered into a Loan Agreement (the “Gamma Loan”) with Gamma Real Estate Capital LLC (the “Lender”), a Delaware limited liability company, in the principal amount of $51.6 million.  The loan bears an interest rate equal to the sum of (i) the greater of (x) the LIBOR Index Rate, and (y) the LIBOR Floor, plus (ii) a margin of 9.00% per annum, and has an initial maturity date of January 26, 2018 with two 6-month options for the Company to extend upon satisfaction of certain conditions.  Pursuant to the Gamma Loan, approximately $5.3 million has been deposited into an interest reserve account to be applied toward monthly interest payments to the Lender.

The Gamma Loan relates to (1) the Amended and Restated Promissory Note, dated January 27, 2017, (the “Note”) evidencing the loan from the Lender to the Company in an aggregate principal amount of $51.6 million and (2) the Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated January 27, 2017 by the Company (the “Security Instrument”).  The Gamma Loan is secured by (i) a mortgage on the Company’s interest in its building located at 180 East 5th Street, St. Paul, Minnesota, 55101, (ii) an assignment of lease and rents, (iii) 100% of the membership and ownership interests in the Parent, and (iv) other collateral specified in the Gamma Loan documents. The Gamma Loan documents contain events of default that are customary for loans of this type.

The foregoing description does not purport to be complete and is qualified in its entirety by the Gamma Loan, the Note and the Security Instrument, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 3.02.

Unregistered Sales of Equity Securities.

The Gamma Loan is guaranteed by First Tracks, LLC.  As partial consideration for the guarantee, Talon Real Estate Holding Company issued First Tracks LLC 2,500,000 shares of its common stock on January 27, 2017.  These shares were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Exchange Act of 1933.

Item 9.01.

Exhibits.

(d)

Exhibits.

10.1

Loan Agreement by and between Talon First Trust, LLC and Gamma Real Estate Capital LLC, dated January 27, 2017.

10.2

Amended and Restated Promissory Note between Talon First Trust, LLC and Gamma Real Estate Capital LLC, dated January 27, 2017.

10.3

Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Talon First Trust, LLC dated January 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON REAL ESTATE HOLDING CORP.

Date: February 6, 2017	/s/ MG Kaminski
Matthew G. Kaminski
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description	Manner of Filing

10.1	Loan Agreement by and between Talon First Trust, LLC and Gamma Real Estate Capital LLC, dated January 27, 2017.	Filed Electronically

10.2	Amended and Restated Promissory Note between Talon First Trust, LLC and Gamma Real Estate Capital LLC, dated January 27, 2017.	Filed Electronically

10.3	Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Talon First Trust, LLC dated January 27, 2017.	Filed Electronically